UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-08895	33-0091377
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 300
Long Beach, California	90806
(Address of Principal Executive Offices)	(Zip Code)

(562) 733-5100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02.             Results of Operations and Financial Condition

On October 12, 2010, HCP, Inc. (the “Company”) concluded that its 35% interest in HCP Ventures II, an unconsolidated joint venture that owns 25 senior housing properties (the “Properties”) leased by Horizon Bay Communities or certain of its affiliates (collectively “Horizon Bay”), was impaired. The impairment resulted from the deterioration of the recent and projected operating performance of the Properties. For the third quarter of 2010, the Company recorded a non-cash impairment charge of $72 million, or $0.23 per diluted share, related to its investment in HCP Ventures II. In addition, HCP Ventures II concluded it should not recognize non-cash rents (i.e., straight-line rents, including deferred rental payments) from Horizon Bay effective July 1, 2010. HCP Ventures II’s determination to cease recognizing straight-line rents from Horizon Bay is expected to reduce the Company’s share in earnings from HCP Ventures II by $3 million, or $0.01 per diluted share, for the second half of 2010. The Company maintains its estimated full-year 2010 FFO guidance range before net impairments of $2.10 - $2.16 per diluted share.

The Company acquired the Properties as part of its October 2006 acquisition of CNL Retirement Properties, Inc.  On January 5, 2007, the Company contributed the Properties (then valued at $1.1 billion and encumbered by a secured debt facility of $686 million) to form a joint venture with an institutional capital partner; the Company retained a 35% interest in the unconsolidated joint venture and the role of managing member.

 Safe Harbor Disclosure

The statements contained in this Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements include among other things, the impact of ceasing to recognize non-cash rents from Horizon Bay for the second half of 2010 and our estimate of full-year 2010 FFO guidance range. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to sell its investments when desired and on profitable terms; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; the further restructuring of the loan with Cirrus; continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants to maintain or increase occupancy levels at, and rental income from, the senior housing segment; the Company’s ability to realize the benefits of its mezzanine and other loan investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.  These statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 2.06.              Material Impairments

Except for the information in the last three sentences of the first paragraph of Item 2.02, the information disclosed under Item 2.02 is hereby incorporated by reference into this Item 2.06.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCP, INC.
(Registrant)

Date: October 14, 2010	By:	/s/ Thomas M. Herzog
Thomas M. Herzog
Executive Vice President and Chief Financial Officer